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                                                                    Exhibit 99.1

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
For Further Information Contact:
Ray Christie
Phone: (510) 668-2200 or

Email: rchristi@thermawave.com
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             Therma-Wave, Inc. Signs Definitive Agreement to Acquire
                         Sensys Instruments Corporation

Fremont, California, -- December 18, 2001-- Therma-Wave, Inc., (Nasdaq: TWAV), a worldwide leader in the development, manufacture and sale of process control metrology systems used in the manufacture of semiconductors, today announced that the Company has signed a definitive agreement to acquire Sensys Instruments Corporation. Upon consummation of the transaction, which is subject to various conditions including approval by Sensys shareholders, Sensys will become a wholly-owned subsidiary of Therma-Wave, focusing primarily on the emerging market for integrated metrology. The transaction will involve the exchange of shares of common stock of Therma-Wave and, under certain circumstances, cash and promissory notes of Therma-Wave. The transaction is expected to close early in the first quarter of 2002.

Sensys Instruments Corporation, a privately held company based in Santa Clara, California, was started in 1996 to develop and commercialize integrated metrology systems for the semiconductor industry. The company has successfully introduced integrated metrology systems for CMP and photo resist coater/developer applications with design wins at several process tool companies such as LAM Research and Tokyo Electron Ltd. The founder of Sensys, Ms.Talat Hasan, has extensive experience in the semiconductor equipment industry as a co-founder of Prometrix in 1983, and subsequently, as Vice President, Corporate Business Development of Tencor Instruments (now part of KLA-Tencor) after it acquired Prometrix.

"I am especially pleased that Talat and the Sensys team have agreed to join Therma-Wave," said Martin Schwartz, President and Chief Executive Officer of Therma-Wave. "This acquisition will strengthen Therma-Wave's position in the emerging market for integrated metrology as well as further leverage our strong position in stand-alone metrology to provide a complete metrology solution for our customers. Sensys' products complement our products and their strong technical and business team fit well with ours."

"Joining with Therma-Wave immediately provides us with the global support infrastructure and market presence to quickly ramp new products in support of our recent customer wins," commented Talat Hasan, President and Chief Executive Officer of

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Sensys. "Sensys has focused on providing high performance, low cost, small foot print integrated metrology systems to OEM process equipment suppliers. Therma-Wave is a market leader in stand-alone metrology and is developing integrated products that complement our products. Together we can offer the complete metrology solution that the industry is looking for and that will ensure a dominant market position for the combined company."

Therma-Wave, Inc. will hold a conference call to discuss this acquisition at 1:00 p.m., Pacific Standard Time, Thursday December 20, 2001. Participating in the call will be Martin Schwartz, president and chief executive officer, and Ray Christie, vice president and chief financial officer. The call may be accessed via the Internet at www.thermawave.com.

About Therma-Wave
-----------------

Since 1982, Therma-Wave, Inc. has been revolutionizing process control metrology systems through innovative, proprietary products and technologies. The company is a worldwide leader in the development, manufacture, marketing and service of process control metrology systems used in the manufacture of semiconductors. Therma-Wave currently offers leading-edge products to the semiconductor manufacturing industry for the measurement of transparent, semi-transparent, and opaque thin films, for the monitoring of ion implantation, and for the integration of metrology into semiconductor processing systems. For further information about Therma-Wave, Inc., access our web site at: www.thermawave.com.
                                                             ------------------

This press release contains forward-looking statements as that term is defined in the Private Securities Reform Act of 1995 which are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Even though a definitive agreement has been signed, there can be no assurances that the proposed transaction will be consummated. Such statements relating to our ability to strengthen our position in the emerging market for integrated metrology, to further leverage our strong position in stand-alone metrology, provide a complete metrology solution for our customers, quickly ramp new products in support of our recent customer wins, and to offer a complete metrology solution that the industry is looking for and that will ensure a dominant market position for the combined company are all based on current expectations. Such statements are subject to risks, uncertainties, and changes in conditions, particularly those related to industry performance in the current severe industry and economic downturn, activities and potential successes of competitors and competing products and other risks, some of which are detailed in documents filed with the Securities and Exchange Commission, including specifically Exhibit 99.1 to the Company's Annual Report on Form 10-K for the


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year ended March 31, 2001 and subsequent Form 10-Qs. The Company undertakes no obligation to update the information in this press release.